DHB Industries, Inc.                                                EXHIBIT 99.1
March 16, 2005


[COMPANY LOGO]    NEWS FROM DHB INDUSTRIES, INC.
                  400 Post Avenue; Suite 303 * Westbury, NY 11590
                  T:516/997-1155  * F:516/997-1144  WWW.DHBINDUSTRIES.COM

                  Investor Contact:                      Company Contact:
                  Robert B. Prag, President              Dawn M. Schlegel, CFO
                  The Del Mar Consulting Group, Inc.     DHB Industries, Inc.
                  858/794-9500                           516/997-1155
                  BPRAG@DELMARCONSULTING.COM             DSCHLEGEL@DHBT.COM

FOR IMMEDIATE RELEASE

               DHB INDUSTRIES POSTS RECORD FOURTH QUARTER RESULTS

              - FOURTH QUARTER EPS INCREASES 200% TO RECORD $0.18 -

          - FOURTH QUARTER REVENUES CLIMB 24% TO RECORD $90.2 MILLION -

        -FULL-YEAR 2004 REVENUES INCREASE 48% TO A RECORD $340 MILLION -

        - DHB ANNOUNCED APPROXIMATELY $544 MILLION IN NEW ORDERS IN 2004-

WESTBURY, NY - (March 16, 2005) DHB INDUSTRIES INC. (AMEX: DHB), a provider of body armor to the military, law enforcement and federal agencies, announced today record revenues and earnings for the fourth quarter and full-year ended December 31, 2004, posting its 20th consecutive year-over-year increase in quarterly revenues. The current backlog of firm orders exceeds $415 million.

For the fourth quarter ended December 31, 2004, DHB reported record revenues of $90,196,000, an increase of 24% as compared to revenues of $72,916,000 for the fourth quarter of 2003. Gross margins for the fourth quarter of 2004 were 27.3% versus 27.5% in the fourth quarter of 2003. Selling, general and administrative expenses ("SG&A expenses") for the fourth quarter of 2004 were 13.5% of net sales versus 20.2% of net sales for the fourth quarter of 2003.

Operating income for the fourth quarter increased 133% to $12,406,000 as compared to $5,327,000 for 2003. Operating margins in the fourth quarter increased to 13.8% in 2004 from 7.3% in 2003. Fourth quarter 2004 income available to common stockholders was $8,178,000 or $0.18 per diluted share, as compared to $2,762,000, or $0.06 per diluted share in the fourth quarter of 2003. The effective tax rate for the fourth quarter of 2004 was 30.87% as compared to 50.52% in the fourth quarter of 2003. Weighted shares outstanding on a diluted basis for the fourth quarter of 2004 were 46,082,240 as compared to 45,049,051 for the fourth quarter of 2003.

For the full year ended December 31, 2004, total revenues increased 47.9% to a record $340,075,000 as compared to $230,011,000 for the full year ended December 31, 2003. Gross margins for the 2004 year were 27.7% as compared to 27.5% for the 2003 year. SG&A expenses for the 2004 year decreased to 13.1% of net sales versus 16.2% of net sales for the 2003 year.

DHB Industries, Inc.                                                EXHIBIT 99.1
March 16, 2005

Operating income for the 2004 full year increased 90.5% to a record $49,571,000 as compared to $26,016,000 for the 2003 year. Operating margins increased to 14.6% in 2004 from 11.3% in 2003. Income available to common stockholders for the full year 2004 rose 103% to $30,075,000 or $0.67 per diluted share as compared to $14,812,000, or $0.34 per diluted share in 2003. The effective tax rate for the 2004 full year was 36.4% as compared to 42.2% in 2003. Weighted shares outstanding on a diluted basis for the 2004 full year were 45,735,023 as compared to 44,196,802 for the 2003 full year.

FOURTH QUARTER HIGHLIGHTS:

     o DHB's subsidiary, Point Blank Body Armor, Inc. ("Point Blank" - HTTP://WWW.POINTBLANKARMOR.COM), was the only recipient of a three-year contract awarded in December 2004 by the U.S. Army for Point Blank's Interceptor(TM) Outer Tactical Vest (OTV). DHB received an initial delivery order on the award valued at $100 million on December 23, 2004.

     o   In December  2004,  DHB appointed U.S. Army 4-Star General (Ret.) Larry
         R. Ellis to its Board of Directors.

     o   During  the  fourth  quarter  of 2004,  DHB  continued  shipments  on a three-year, $239.4 million purchase contract it was awarded in June 2004 from the U.S. Army for the new Deltoid Auxiliary Protection System (D.A.P.S.). D.A.P.S. is an entirely new product line that is complementary to DHB's Interceptor(TM) Outer Tactical Vest, which provides ballistic protection to areas of the body not covered by the Interceptor(TM), including the under-arm, shoulder and upper arm.

     o In the fourth quarter, DHB announced new purchase and delivery orders totaling $178.6 million, including a $24.6 million order from the U.S. Mission Iraq for body armor for Iraqi military and law enforcement personnel.

Sandra Hatfield, COO of DHB Industries, commented, "During the fourth quarter, we continued to produce and deliver body armor at a record pace, meeting all of our internal operating and performance goals. Moreover, our success as the sole recipient of the U.S. Army OTV contract awarded in December capped a fourth quarter full year of extrordinary effort by our company and our people. Our business has grown in all segments - military, state and local law enforcement, and federal agencies."

David Brooks, Chairman and CEO of DHB Industries, added, "During the 2004 full year, DHB announced new contracts and purchase orders totaling approximately $544 million. We have seen our backlog increase over the past three years from $57 million in March 2003, to $132 million in March 2004, to $415 in March 2005. Our Point Blank subsidiary, providing life-saving protection for our troops, has shipped more than 850,000 Interceptor(TM) Outer Tactical Vests to the U.S. military. Whereas our recent growth has been exceptional, we see additional opportunities to both expand existing market share and enter new geographic markets internationally."

DHB Industries, Inc.                                                EXHIBIT 99.1
March 16, 2005


GUIDANCE AND OUTLOOK

Given our existing backlog and the current demand for our products, we anticipate revenues will increase in 2005 as compared to 2004.

CONFERENCE CALL:

DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern daylight time.

Conference call particulars are as follows:

     o   Date - Wednesday, March 16, 2005
     o   Time - 4:30 p.m. eastern standard time/1:30 p.m. pacific standard time
     o   Dial in number - (888) 809-3629
     o   Live    Internet    broadcast   and   replay   can   be   accessed   at
         HTTP://WWW.DHBINDUSTRIES.COM

Those choosing to listen via telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator.

ABOUT DHB INDUSTRIES INC.

DHB Industries Inc.'s Armor Group is a provider of body armor to the military, law enforcement and federal agencies. Its subsidiaries, Point Blank Body Armor, Inc. (HTTP://WWW.POINTBLANKARMOR.COM) and Protective Apparel Corporation of America (PACA) (HTTP://WWW.PACABODYARMOR.COM) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB's Sports Group (HTTP://WWW.NDLPRODUCTS.COM) produces and markets a comprehensive line of athletic supports and braces, which are merchandised through national superstore chains including Wal-Mart, Walgreen's, Long's Drug Store, Target and Meijer, as well as private label distributors such as Amerisource, Bergen and Cardinal Health.

DHB maintains facilities in Westbury, NY, Pompano Beach, FL, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries, Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.



         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, AVAILABILITY OF RAW MATERIALS,DEPENDENCE ON A MAJOR CUSTOMER, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT CONTRACTING REQUIREMENTS, IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, EFFECT OF POLITICAL AND ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***

DHB Industries, Inc.                                                EXHIBIT 99.1
March 16, 2005


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,
                 (In thousands, except share and per share data)

                                                               FOR THE QUARTER ENDED          FOR THE YEAR ENDED
                                                                    DECEMBER 31,                 DECEMBER 31,
                                                                    -----------                  ------------

                                                               2004            2003           2004            2003
                                                               ----            ----           ----            ----

Net sales (including related party sales of $6,559,           $90,196         $72,916       $340,075        $230,011
$3,750, $6,559, and $15,109, respectively)

Cost of goods sold (including related party purchases
    of $3,118, $8,387, $17,627 and $29,243, respectively)      65,579          52,885        245,940         166,670
                                                              -------         -------       --------        --------


Gross profit                                                   24,617          20,031         94,135          63,341

Selling, general and administrative expenses                   12,211          14,704         44,564          37,325
                                                              -------         -------       --------        --------

Income before other income (expense)                           12,406           5,327         49,571          26,016
                                                              -------         -------       --------        --------
Other income (expense)
Interest expense                                                 (327)           (366)        (1,374)         (1,344)
Write down of other investment                                                   (904)            --            (904)
Gain on sale of subsidiary stock                                                1,450             --           1,450
Other income (including insurance settlement of
    $1,009 in 2003)                                               (20)            272             35           1,059
                                                              -------         -------       --------        --------
Total other income (expense)                                     (347)            451         (1,339)            261
                                                              -------         -------       --------        --------

Income before income tax (benefit) expense                     12,059           5,778         48,232          26,277

Income taxes (benefit) expense
Current taxes                                                   3,866           2,919         17,840           7,186
Deferred tax expense (benefit)                                   (143)             --           (267)          3,912
                                                              -------         -------       --------        --------
Total income tax (benefit) expense                              3,723           2,919         17,573          11,098
                                                              -------         -------       --------        --------

Income before minority interest of subsidiary                   8,336           2,859         30,659          15,179

Less minority interest of subsidiary                              (68)             (7)          (224)             (7)
                                                              -------         -------       --------        --------

Net income                                                      8,268           2,852         30,435          15,172

Dividend - preferred stock (related party)                        (90)            (90)          (360)           (360)
                                                              -------         -------       --------        --------

Income available to common stockholders                        $8,178          $2,762        $30,075         $14,812
                                                              =======         =======       ========         =======

Basic earnings per common share                                 $0.19           $0.07          $0.73           $0.36
                                                              =======         =======       ========         =======
Diluted earnings per common share                               $0.18           $0.06          $0.67           $0.34
                                                              =======         =======       ========         =======
Weighted average shares outstanding
Basic shares                                               42,410,791      40,687,774     41,217,312      40,588,605
Effect of convertible preferred                               500,000         500,000        500,000         500,000
Warrants                                                    3,171,449       3,861,277      4,017,711       3,108,197
                                                           ----------      ----------     ----------      ----------
Diluted shares                                             46,082,240      45,049,051     45,735,023      44,196,802
                                                           ==========      ==========     ==========      ==========

                          ***Balance Sheet to Follow***

DHB Industries, Inc.                                                EXHIBIT 99.1
March 16, 2005


                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)
                                                                                            DECEMBER 31,
             ASSETS                                                                     2004           2003
                                                                                        ----           ----
             Current assets:
             Cash and cash equivalents                                                  $447           $441
             Accounts receivable, less allowance for doubtful
               accounts of $702 and $852, respectively                                47,560         33,707
             Accounts receivable - related party                                       6,583              -
             Inventories                                                              85,973         54,753
             Deferred income tax assets                                                  483            372
             Prepaid expenses and other current assets                                 1,220          1,518
                                                                                    --------        -------
             Total current assets                                                    142,266         90,791
                                                                                    --------        -------

             Property and equipment, net                                               2,632          1,819
                                                                                    --------        -------

             Other assets
             Deferred income tax assets                                                  593            437
             Deposits and other assets                                                   366            381
             Total other assets                                                          959            818
                                                                                    --------        -------
             Total assets                                                           $145,857        $93,428
                                                                                    ========        =======


             LIABILITIES AND STOCKHOLDERS' EQUITY

             Current liabilities:
             Accounts payable                                                         $8,014         $9,465
             Accrued expenses and other current liabilities                            8,350          5,635
             Note payable - bank                                                       4,000          2,000
             Income taxes payable                                                     14,816          6,869
                                                                                    --------        -------
             Total current liabilities                                                35,180         23,969
                                                                                    --------        -------

             LONG TERM LIABILITIES
             Notes payable-bank                                                       25,634         22,012
             Term loan payable                                                         6,500             --
             Other liabilities                                                         1,086            502
                                                                                    --------        -------

             Total liabilities                                                        68,400         46,483
                                                                                    --------        -------

             Minority interest in consolidated subsidiary                                431            207

             COMMITMENTS AND CONTINGENCIES

             Stockholders' equity
             Convertible  preferred  stock  $0.001 par value,  5,000,000  shares authorized,  500,000 shares of Series A, 12% convertible  preferred stock issued and outstanding;
             liquidation preference $3,000                                                 1              1
             Common stock, $0.001 par value, 100,000,000 shares
             authorized, 45,282,536 and 40,742,136 shares issued and
             outstanding, respectively                                                    45             41
             Additional paid in capital                                               35,540         35,384
             Accumulated other comprehensive loss                                         --           (53)
             Retained earnings                                                        41,440         11,365
                                                                                    --------        -------
             Total stockholders' equity                                               77,026         46,738
                                                                                    --------        -------
             Total liabilities and stockholders' equity                             $145,857        $93,428
                                                                                    ========        =======
